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                                                                      Exhibit 24


                            DIRECTORS AND OFFICERS OF
                              ARGO-TECH CORPORATION

                                POWER OF ATTORNEY


                  The undersigned directors and officers of Argo-Tech Corporation, a Delaware corporation, hereby constitute and appoint Paul R. Keen, Frances S. St. Clair and Yoichi Fujiki, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact for each of the undersigned, and in the name, place and stead of each of the undersigned, to execute on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended October 31, 1998 pursuant to Section 13 of the Securities and Exchange Act of 1934 and to execute any and all amendments to such report and to file the same, with all exhibits thereto and other documents required to be filed in connection therewith, granting to each such attorney full power to act with or without the others, and to have full power and authority to do and perform, in the name and on behalf of each of the undersigned, every act whatsoever necessary, advisable or appropriate to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

                  EXECUTED as of January 28, 1999.



/s/ Michael S. Lipscomb                     /s/ Remi de Chastenet
----------------------------------         -------------------------------------
Michael S. Lipscomb, Chairman,             Remi de Chastenet, Director
President, Chief Executive Officer
and Director
(Principal Executive Officer)


/s/ Frances S. St. Clair                    /s/ Thomas F. Dougherty
----------------------------------         -------------------------------------
Frances S. St. Clair, Vice President       Thomas F. Dougherty
and Chief Financial Officer
(Principal Financial Officer)



/s/ Paul A. Sklad                           /s/ Yoichi Fujiki
----------------------------------         -------------------------------------
Paul A. Sklad, Controller                  Yoichi Fujiki, Vice President,
(Principal Accounting Officer)             Treasurer and Director




/s/ Robert Y. Nagata                        /s/ Karl F. Storrie
----------------------------------         -------------------------------------
Robert Y. Nagata, Director                 Karl F. Storrie, Director